UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LIFEWAY FOODS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

LIFEWAY FOODS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On December 14, 2015

Dear Fellow Shareholders:

We invite you to attend the 2015 Annual Meeting of Shareholders of Lifeway Foods, Inc., an Illinois corporation (the “Company”), which will be held on December 14, 2015, at 2:00 p.m., local time (the “Annual Meeting”), at the Holiday Inn, 5300 W. Touhy Avenue, Skokie, Illinois 60077.  At the Annual Meeting, you will be asked to vote on the following proposals (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect seven (7) members of the Company’s Board of Directors to serve until the 2016 Annual Meeting of Shareholders (or until successors are elected or directors resign or are removed).

2.	To ratify the appointment of Mayer Hoffman McCann P. C. as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

3.	To approve the Lifeway Foods, Inc. 2015 Omnibus Incentive Plan.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on October 27, 2015 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

YOUR VOTE IS VERY IMPORTANT.  WE HOPE YOU WILL ATTEND THIS ANNUAL MEETING IN PERSON.  HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES VIA THE INTERNET OR THE TOLL-FREE NUMBER AS DESCRIBED IN THE ENCLOSED MATERIALS.  IF YOU RECEIVED A PROXY CARD BY MAIL, PLEASE SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED.  IF YOU RECEIVED MORE THAN ONE PROXY CARD, IT IS AN INDICATION THAT YOUR SHARES ARE REGISTERED IN MORE THAN ONE ACCOUNT.  PLEASE COMPLETE, DATE, SIGN AND RETURN EACH PROXY CARD YOU RECEIVE.  IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, YOUR VOTE BY PROXY WILL NOT BE USED.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Ludmila Smolyansky
Ludmila Smolyansky
Chairperson of the Board of Directors

Chicago, Illinois
Date:  November 23, 2015

LIFEWAY FOODS, INC.
6431 W. Oakton
Morton Grove, Illinois 60053
_________________________________

PROXY STATEMENT
_________________________________

2015 ANNUAL MEETING OF SHAREHOLDERS
DECEMBER 14, 2015

GENERAL

This Proxy Statement is being furnished to the shareholders of LIFEWAY FOODS, INC. (the “Company” or “Lifeway”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”).  The proxies are for use at the 2015 Annual Meeting of Shareholders of the Company to be held on Monday, December 14, 2015, at 2:00 p.m., local time, or at any adjournment thereof (the “Annual Meeting”).  The Annual Meeting will be held at the Holiday Inn, 5300 W. Touhy Avenue, Skokie, Illinois 60077.  The Company’s telephone number is (847) 967-1010.

The shares represented by your proxy will be voted at the Annual Meeting as therein specified (if the proxy is properly executed and returned, and not revoked).

If no directions are given on the proxy, the shares represented by your proxy will be voted:

FOR the election of the director nominees named herein (Proposal One), unless you are a record holder of your shares and specifically withhold authority to vote for one or more of the director nominees.  If you hold your shares through a broker in “street name,” your broker will not be allowed to vote on Proposal One unless you direct your broker as to such vote.

FOR ratifying the appointment of Mayer Hoffman McCann P. C. as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal Two).

FOR approving the Lifeway Foods, Inc. 2015 Omnibus Incentive Plan (the “Plan”) (Proposal Three).

The Company knows of no other matters to be submitted to the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board may recommend.

VOTING SECURITIES

Shareholders of record at the close of business on October 27, 2015 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, 16,304,410 shares of the Company’s Common Stock, no par value (“Common Stock”), were issued and outstanding.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held as of the Record Date.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

A majority of the aggregate voting power of the outstanding shares of Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business.  If the aggregate voting power of the shares of Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares of Common Stock that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum.  Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.  Abstentions will be counted for purposes of quorum and will have the same effect as a vote “AGAINST” a proposal.

Broker non-votes (i.e., votes from shares of Common Stock held as of the Record Date by brokers or other custodians as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal on which the broker has expressly not voted.  Accordingly, broker non-votes will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

In order for any shareholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in the Company’s Proxy Statement to be issued in connection with the 2016 Annual Meeting of Shareholders, such shareholder proposal must be received by the Company no later than July 20, 2016.  Any such shareholder proposal submitted, including any accompanying supporting statement, may not exceed 500 words, as per Rule 14a-8(d) of the Exchange Act.  All shareholder proposals must be made in writing addressed to the Company’s Secretary, Edward Smolyansky, at 6431 West Oakton, Morton Grove, Illinois 60053.

REVOCABILITY OF PROXY

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, Mr. Smolyansky, a written notice of revocation, a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.  Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

DISSENTERS’ RIGHT OF APPRAISAL

Under Illinois General Corporation Law and the Company’s Certificate of Incorporation, shareholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

SOLICITATION

Proxies may be solicited by certain of the Company’s directors, executive officers and regular employees, without additional compensation, in person, or by telephone, e-mail or facsimile.  The cost of soliciting proxies will be borne by the Company.  The Company expects to reimburse brokerage firms, banks, custodians and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Some banks, brokers and other record holders have begun the practice of “householding” notices, proxy statements and annual reports.  “Householding” is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more shareholders reside if a company reasonably believes the shareholders are members of the same family.  This procedure reduces the volume of duplicate information shareholders receive and also reduces a company’s printing and mailing costs.  The Company will promptly deliver an additional copy of any such document to any shareholder who writes or calls the Company.  Alternatively, if you share an address with another shareholder and have received multiple copies of our notices, proxy statements and annual reports, you may contact us to request delivery of a single copy of these materials.  Any such written request should be directed to the Secretary at 6431 West Oakton, Morton Grove, Illinois 60053, (847) 967-1010.

AVAILABILITY OF PROXY MATERIALS

Our proxy materials are first being mailed to shareholder on or about November 23, 2015. All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company.  In addition to solicitation of proxies by mail, the directors, officers and investor relations staff (who will receive no compensation in addition to their regular remuneration) of the Company named herein may solicit the return of proxies by telephone, telegram or personal interview.  As of this date, the Company has retained Broadridge Financial Solutions, Inc. (“Broadridge”), an outside firm, to solicit proxies solely from individual shareholders of record and to print proxy notices and other related materials.  The services provided by Broadridge to the Company are expected to cost approximately $6,000.  Action may be taken on the business to be transacted at the Meeting on the date specified in the Notice of Meeting or on any date or dates to which such Meeting may be adjourned.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Board currently consists of seven (7) directors, all of whom have been nominated for re-election.   Shareholders and their proxies cannot vote for more than seven (7) persons at the Annual Meeting.  Each nominee has consented to being named as a nominee for election as a director and has agreed to serve if elected.  At the Annual Meeting, directors will be elected to serve one-year terms expiring at the next annual meeting of shareholders or until their successors are elected or until their earlier resignation or removal.

The directors shall be elected by a plurality of the Votes Cast at the Annual Meeting.  A “plurality” means that the individuals who receive the largest number of Votes Cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting.  If any nominee is not available for election at the time of the Annual Meeting (which is not anticipated), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as the existing Board may recommend, unless the Board decides to reduce the number of directors of the Company.  Certain information about the nominees to the Board is set forth below.

LUDMILA SMOLYANSKY, 65, was appointed as a Director by the Board to fill a vacancy created by an increase of the maximum number of Directors up to seven and unanimously elected as the Chairperson of the Board in November 2002. For more than 20 years, Mrs. Smolyansky has been the operator of several independent delicatessen, gourmet food distributorship businesses and imported food distributorships. In 2002, prior to the commencement of her tenure as a Director, she was hired by the Company as its General Manager. Mrs. Smolyansky devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company. Mrs. Smolyansky is the mother of Julie Smolyansky (the President, Chief Executive Officer, and a Director of the Company) and Edward P. Smolyansky (the Chief Operating Officer, Treasurer, Chief Financial and Accounting Officer and Secretary of the Company). Mrs. Smolyansky brings many years of food industry experience to the Board.

JULIE SMOLYANSKY, 40, was appointed as a Director, and elected President, Chief Executive Officer, Chief Financial Officer and Treasurer of the Company by the Board of Directors to fill the vacancies in those positions created by the death of her father, Michael Smolyansky, in June 2002. She is a graduate with a Bachelor’s degree from the University of Illinois at Chicago. Prior to her appointment, Ms. Smolyansky spent six years as the Company’s Director of Sales and Marketing. She devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company. Ms. Smolyansky is the daughter of Ludmila Smolyansky, the Chairperson of the Board. In 2004, Ms. Smolyansky resigned as Chief Financial Officer and Treasurer and Edward Smolyansky, Ms. Smolyansky’s brother, was appointed to such positions. Ms. Smolyansky brings historical and operational expertise and experience to the Board.

POL SIKAR, 67, has been a Director of the Company since its inception in February 1986. He is a graduate with a Master’s degree from the Odessa State Institute of Civil Engineering in Russia. For more than 14 years, he has been President and a major shareholder of Montrose Glass & Mirror Co., a company providing glass and mirror products to the wholesale and retail trade in the greater Chicago area. Mr. Sikar devotes as much time as necessary to the business of the Company. Mr. Sikar holds no other directorships in any other reporting company. Mr. Sikar has been a Director since inception and brings a historical perspective to the Board.

RENZO BERNARDI, 77, has been a Director of the Company since 1994. Mr. Bernardi is the president and founder of Renzo & Sons, Inc., a dairy and food service company which has been in business since 1969 (formerly, Renzo-Milk Distribution Systems). He has over 30 years of experience in the dairy distribution industry. Mr. Bernardi is a graduate of Instituto Teonico E Commerciale of Macomer, Sardinia. Mr. Bernardi devotes as much time as necessary to the business of the Company. Mr. Bernardi holds no other directorships in any other reporting company. Mr. Bernardi brings deep industry experience to the Board.

PAUL LEE, 40, was elected as a Director of the Company to fill a vacancy on the Board of Directors in July 2012. Mr. Lee is currently CEO and Co-founder at Roniin LLC. Previously, Mr. Lee was a General Partner at Lightbank LLC and was a founding member and Senior Vice President at the Peacock Equity Fund. Mr. Lee brings financial and strategic experience to the Company’s Board of Directors. Mr. Lee devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company

JASON SCHER, 40, was elected as a Director of the Company to fill a vacancy on the Board of Directors in July 2012. Mr. Scher is the Chief Operating Officer of Vosges Haut-Chocolat, currently the leading super premium brand of Chocolate the US.  Additionally he is currently a Principal of a Real Estate Development Company focused on affordable housing in the Chicago Area.  Mr. Scher previously served as a principal in a New York based Construction Management Company that performed work nationwide.  Mr. Scher started his career with XandO coffee bar/COSI Sandwich Bar in their Real Estate and Construction group.  His strong leadership has been instrumental in laying a foundation for an entrepreneurial growing business. Mr. Scher also brings financial and strategic experience to the Company’s Board of Directors. Mr. Scher devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company.

MARIANO LOZANO, 48, has been a director of the Company since March 2015. He is an Argentine citizen and was appointed President and CEO of the Dannon Company, Inc., effective January 1, 2014. From March 2009 to December 2013, Mr. Lozano was General Manager of DANONE Brazil. Mr. Lozano started his career in various sales functions at Cerveceria y Malteria Quilmes, leader of the Argentinean beer market, and was then appointed Sales Director of Pilsbury Argentina. Mr. Lozano joined DANONE in March, 2000 as General Manager of Logistica La Serenisima S.A., in charge of sales and distribution for DANONE and La Serenisima products in Argentina. From 2004 to 2006 he was General Manager of DANONE Slovakia and from January 2006 to May 2009, General Manager of DANONE Clover (Pty) in South Africa. Mr. Lozano has been designated by DS Waters, LP (as the related successor to The Dannon Company, Inc.) to be its representative to the Board. Mr. Lozano holds an Industrial Engineer Diploma from the University of Buenos Aires, Argentina and brings deep industry experience.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected the firm of Mayer Hoffman McCann P. C. (“MHM”)  as our independent registered public accounting firm for the fiscal year ending December 31, 2015, subject to ratification by our shareholders at the Annual Meeting.  MHM has been our independent registered public accounting firm for periods ended after December 31, 2014.  A representative of MHM is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if desired, and respond to appropriate questions.

More information about our independent registered public accounting firm is available under the heading “Independent Registered Public Accounting Firm” on page 28 below.

The approval of the ratification of the appointment of MHM as our independent auditors for the fiscal year ending December 31, 2015 requires the affirmative vote of a majority of the Votes Cast.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MHM AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

PROPOSAL THREE
APPROVAL OF THE PERFORMANCE MEASURES UNDER THE LIFEWAY FOODS, INC. 2015 OMNIBUS INCENTIVE PLAN

On October 30, 2015, our Board of Directors approved, subject to shareholder approval, the adoption of the Lifeway Foods, Inc. 2015 Omnibus Incentive Plan (the “Plan”) in the form attached hereto as Appendix A.

The following is a summary of the material features of the Plan and is qualified in its entirety by reference to the full text of the Plan. Capitalized terms not otherwise defined are used as set forth in the Plan.

Administration

The Compensation Committee administers the Plan. The Compensation Committee has the authority to select the individuals who will participate in the Plan (“Participants”) and to grant options, Stock Appreciation Rights (“SAR”), restricted stock and restricted stock units, performance shares and performance units and cash-based and other stock-based awards upon such terms (not inconsistent with the terms of the Plan) as the Compensation Committee considers appropriate. In addition, the Compensation Committee has complete authority to interpret all provisions of the Plan, to prescribe the form of notices or agreements evidencing awards under the Plan, to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan, including revising the terms of the Plan to comply with local law in jurisdictions outside of the United States.

The Compensation Committee may delegate to one or more of its members, to one or more officers of the Company, and/or its subsidiaries and affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable. As used in this summary, the term “Administrator” means the Compensation Committee and any delegate, as appropriate.

Eligibility

Any employee of the Company or an affiliate is eligible to participate in the Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an affiliate. We are not able to estimate the number of individuals that the Administrator will select to participate in the Plan or the type or size of awards that the Administrator will approve. Therefore, the benefits to be allocated to any individual or to various groups of individuals are not presently determinable.

Awards

Options

Options granted under the Plan may be incentive stock options (“ISOs”) or nonqualified stock options. An option entitles the Participant to purchase shares of Common Stock from us at the option price. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than the per share fair market value on the date of grant. The option price may be paid in cash, a cash equivalent acceptable to the Administrator, with shares of Common Stock, by a cashless broker-assisted exercise, or a combination thereof, or any other method accepted by the Compensation Committee.

Options may be exercised in whole or in part at such times and subject to such conditions as may be prescribed by the Administrator, provided that an option shall be exercisable after a period of time specified by the Administrator which may not be less than three years (except that options may become partially exercisable after a period of at least one year so long as the entire option grant does not become exercisable in less than three years). The maximum period in which an option may be exercised will be fixed by the Administrator at the time the option is granted but cannot exceed 10 years.

SARs

Under the Plan, SARs generally entitle the Participant to receive with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR. The initial value of the SAR is the fair market value of a share of Common Stock on the date of grant.

SARs may be exercised at such times and subject to such conditions as may be prescribed by the Administrator, provided that an SAR shall be exercisable after a period of time specified by the Administrator which may not be less than three years (except that SARs may become partially exercisable after a period of at least one year so long as the entire SAR grant does not become exercisable in less than three years). The maximum period in which an SAR may be exercised will be fixed by the Administrator at the time the SAR is granted. The amount payable upon the exercise of an SAR may, in the Administrator’s discretion, be settled in cash, Common Stock, or a combination of cash and Common Stock or any other manner approved by the Administrator.

Restricted Stock and Restricted Stock Units

The Plan also permits the grant of restricted stock and restricted stock units. Restricted stock units are similar to restricted stock except that no shares are actually granted on the grant date of the award. An award of restricted stock or restricted stock units will be forfeitable or otherwise restricted until conditions established at the time of the award are satisfied. These conditions may include, for example, a requirement that the Participant complete a specified period of service or the attainment of certain performance objectives. Any restrictions imposed on an award of restricted stock or restricted stock units will be prescribed by the Administrator; restricted stock and restricted stock units shall vest over a period of at least three years. Restricted stock and restricted stock units may, in the Administrator’s discretion, be settled in cash, Common Stock, or a combination of cash and Common Stock or any other manner approved by the Administrator.

Performance Units and Performance Shares

The Plan also provides for the award of performance units and performance shares. A performance share award entitles a Participant to receive a payment equal to the fair market value of a specific number of shares of Common Stock. A performance unit award is similar to a performance share award except that a performance unit award is not necessarily tied to the value of Common Stock. The Administrator will prescribe the conditions that must be satisfied before an award of performance units or performance shares is earned. To the extent that performance units or performance shares are earned, the obligation may be settled in cash, Common Stock or a combination of cash and Common Stock.

Cash-Based and Other Stock-Based Awards

The Plan also allows the Administrator to make cash-based and other stock and equity-based awards to Participants on such terms and conditions as the Administrator prescribes. To the extent that any cash-based and other stock and equity-based awards are granted, they may, in the Administrator’s discretion, be settled in cash or Common Stock.

Compliance with Section 162(m)

Unless otherwise provided by the Compensation Committee, awards determined in accordance with the Plan shall be excluded from the deduction limitations contained in Section 162(m) of the Code. Therefore, if any Plan provision is found not to be in compliance with the “performance-based” compensation exception contained in Section 162(m), that provision shall be deemed amended so that the Plan does so comply to the extent permitted by law and deemed advisable by the Compensation Committee, and in all events the Plan shall be construed in favor of its meeting the “performance-based” compensation exception contained in Section 162(m).

Transferability

In general, options, SARs, restricted stock and restricted stock units, and performance shares and performance units will be nontransferable except by will or the laws of descent and distribution.

Performance Objectives

The Compensation Committee may prescribe that (a) an option or SAR is exercisable, (b) an award of restricted stock or restricted stock units is vested or transferable or both, (c) that performance units or performance shares are earned, or (d) that payment under a cash-based or other stock-based award is earned only upon the attainment of certain performance objectives. Such performance objectives may be based on one or more of our, our affiliates’ or a business unit’s or the Company has a whole. The performance objections will be limited to the following Performance Measures:

(a)           Net earnings or Net Income (before or after taxes) and/or net earnings or net income of continuing operations;

(b)           Earnings per share (basic or diluted) and/or net earnings per share or net income per share of continuing operations;

(c)           Net sales or revenue growth (including, but not limited to, innovation as measured as a percentage of sales of new products);

(d)           Net operating profit;

(e)           Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)            Cash flow (including, but not limited to, throughput, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)           Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)           Earnings before taxes;

(i)            Gross or operating margins;

(j)            Corporate value measures;

(k)           Capital expenditures;

(l)            Unit volumes;

(m)          Productivity ratios;

(n)           Share price (including, but not limited to, growth measures and total shareholder return);

(o)           Cost or expense;

(p)           Margins (including, but not limited to, debt or profit);

(q)           Operating efficiency;

(r)            Market share;

(s)           Customer satisfaction;

(t)            Working capital targets or any element thereof;

(u)           Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(v)           Health, safety and environmental performance;

(w)          Corporate social responsibility and/or diversity;

(x)           Strategic milestones (including, but not limited to, debt reduction, improvement of cost of debt, equity or capital, completion of projects, achievement of synergies or integration objectives, or improvements to credit rating, inventory turnover, weighted average cost of capital, implementation of significant new processes, productivity or production, product quality, and any combination of the foregoing);

(y)           Strategic sustainability metrics (including, but not limited to, corporate governance, consumer advocacy, enterprise risk management, employee development, and portfolio restructuring);

(z)           Gross, operating, stockholder equity, or net worth; and

(aa)         Deleveraging.

Change in Control

The Plan provides that in the event of a change in control of the Company, any of the following may occur, in accordance with the applicable award agreement:

(a)           Any one person, or more than one person acting as a group, excluding Ludmila Smolyansky, Julie Smolyansky, Edward Smolyansky and members of their families, acquires ownership of stock (as determined under Section 318(a) of the Code) of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; provided, however, that if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control of the Company.  This paragraph applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

(b)           Any one person, or more than one person acting as a group, excluding Ludmila Smolyansky, Julie Smolyansky, Edward Smolyansky and member of their families, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock (as determined under Section 318(a) of the Code) of the Company possessing 30 percent or more of the total voting power of the stock of the Company; provided, however, that if any one person or more than one person acting as a group, is considered to own 30 percent or more of the total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control of the Company.

(c)           A majority of members of the Company’s Board of Directors (the “Incumbent Directors”) is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Incumbent Directors, provided that no other Company is a majority shareholder of the Company.

(d)           Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition(s); provided, however, that a transfer of assets by the Company is not treated as a Change in Control if the assets are transferred to (A) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (C) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all outstanding stock of the Company; or (D) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in the previous subsection (C).  For purposes of this paragraph, (1) gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets, and (2) a person’s status is determined immediately after the transfer of the assets.

Share Authorization

The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 3,500,000 shares. This limitation will be adjusted as the Compensation Committee determines is appropriate in the event of a change in the number of outstanding shares of Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event. The terms of outstanding awards and the limitations on individual grants also will be adjusted as the Compensation Committee determines is appropriate to reflect such changes.

If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates shall be counted against the aggregate number of shares available for awards under the amended Plan as follows:

(a)   With respect to any awards of shares or that entitle the holder to receive or purchase shares, the number of shares available for awards under the Plan shall be reduced by one share for each share covered by such award.

(b)   Awards which do not entitle the holder to receive or purchase shares shall not be counted against the aggregate number of shares available for awards under the Plan.

If any shares covered by an award or to which an award relates are not purchased or are forfeited or are reacquired by the Company (including shares of restricted stock, whether or not dividends have been paid on such shares), or if an award otherwise terminates or is cancelled without delivery of any shares, then the number of shares counted pursuant to the Plan against the aggregate number of shares available under the Plan with respect to such award, to the extent of any such forfeiture, reacquisition, termination or cancellation, shall again be available for granting awards under the Plan. The Plan does not provide, however, for “net share counting,” so that shares that are used to pay the purchase price or exercise price of an award or used in connection with the satisfaction of tax obligations relating to an award will not be added to the number of shares available for granting awards under the Plan.

Individual Limitations

No individual may be granted or awarded in any calendar year options covering more than 2,500,000 shares of Common Stock in the aggregate. In addition, no individual in any calendar year may be awarded, in the aggregate, restricted stock or restricted stock units, performance shares or performance units or cash-based or other stock-based awards (other than stock options or SARs) covering more than 2,500,000 shares of Common Stock. With respect to awards made under the Plan that will be paid other than in shares of Common Stock, the maximum amount payable to an individual in any year is $20,000,000.

Amendment and Termination

No option, SAR, restricted stock or restricted stock unit award, performance share or performance unit award or cash-based or other stock-based award may be granted under the Plan after October 30, 2025. The Board may, without further action by shareholders, terminate the Plan in whole or in part. The Board also may amend the Plan, except that no material amendment of the Plan or an amendment that increases the number of shares of Common Stock that may be issued under the Plan will become effective and no option or SAR will be repriced, replaced or regranted through cancellation until it is approved by shareholders. Any amendment of the Plan must comply with the rules of the Nasdaq.

Federal Income Tax Consequences

We have been advised by counsel regarding the federal income tax consequences of the Plan. No income is recognized by a Participant at the time an option or SAR is granted. If the option is an ISO, no income will be recognized upon the Participant’s exercise of the option (except that the alternative minimum tax may apply). Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option or SAR generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price. If a Participant disposes of shares acquired under an ISO before two years after the ISO was granted, or before one year after the ISO was exercised, this is a “disqualifying disposition” and the Participant will recognize ordinary income equal to the excess of the amount received for the shares over the option price.

Income is recognized on account of the award of restricted stock and performance shares when the shares first become transferable or are no longer subject to a substantial risk of forfeiture unless the Participant makes an election to recognize income currently under Section 83(b) of the Code. At that time the Participant recognizes income equal to the fair market value of the Common Stock.

With respect to awards of performance units, restricted stock units, and cash-based awards, a Participant will recognize ordinary income equal to any cash that is paid and the fair market value of Common Stock that is received in settlement of an award, in each case at the time the award is paid to or received by the Participant.

We generally will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR or upon the taxability to the recipient of restricted stock and performance shares, the settlement of a performance unit or restricted stock unit, and the payment of a cash-based or other stock-based award (subject to tax limitations on our deductions in any year that certain remuneration paid to certain executives exceeds $1 million). The amount of the deduction is equal to the ordinary income recognized by the Participant. We will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO unless the Participant has made a “disqualifying disposition” of the shares acquired on exercise of the ISO, in which case we will be entitled to a deduction at the same time and in the same amount as the Participant’s recognition of ordinary income.

Vote Required

The approval of the Plan requires the affirmative vote of a majority of the Votes Cast.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE OF THE LIFEWAY FOODS, INC. 2015 OMNIBUS INCENTIVE PLAN.

OTHER MATTERS

The Board does not know of any other matters that may be brought before the Annual Meeting.  However, if any such other matters are properly brought before the Annual Meeting, the proxies may use their own judgment to determine how to vote your shares.

MATTERS RELATING TO OUR GOVERNANCE

Board of Directors

The Board oversees the Company’s risk management including understanding the risks the Company faces and what steps management is taking to manage those risks, as well as understanding what level of risk is appropriate for the Company.  The Board’s role in the Company’s risk oversight process includes receiving regular updates from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, human resources, employment, and strategic risks.

Since 2004, the positions of Chairperson of the Board of the Company and Chief Executive of the Company have been held by different individuals.  Currently, Ludmila Smolyansky serves as Chairperson of the Board of the Company and Julie Smolyansky as Chief Executive of the Company.  These two individuals provide leadership to the Board of Directors by setting the agenda for Board meetings, preparing information and alternatives for presentation to the Board and leading discussions among, and facilitating decision making by, the Board of Directors.

The Board believes that this structure is appropriate because it results in a balanced leadership, combining a separate independent Chairperson together with a member of management involved in the day-to-day operation of the Company’s business.

The Board intends to meet at least quarterly and the independent directors serving on the Board intend to meet in executive session (i.e., without the presence of any non-independent directors and management) immediately following at least two regularly scheduled Board meetings. During the fiscal year ended December 31, 2014 (the “Last Fiscal Year”), the Board held four (4) meetings.  Each current member of the Board, who was then serving, attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which they served in the Last Fiscal Year. Paul Lee, Jason Scher, Pol Sikar and Renzo Bernardi are considered “independent” under the rules of the SEC and Nasdaq.

The Board currently does not provide a formal process for shareholders to send communications to the Board.  In the opinion of the Board, it is appropriate for the Company not to have such a process in place because the Board believes there is currently not a need for a formal policy due to, among other things, the limited number of shareholders of the Company.  While the Board will, from time to time, review the need for a formal policy, at the present time, shareholders who wish to contact the Board may do so by submitting any communications to the Company’s Secretary, Edward Smolyansky, at 6431 West Oakton, Morton Grove, Illinois 60053, (847) 967-1010, with an instruction to forward the communication to a particular director or the Board as a whole.  Mr. Smolyansky will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

The Company does not currently have a policy in place regarding attendance by Board members at the Company’s annual meetings.  However, each of the current directors, who was then serving, attended the 2013 Annual Meeting of Shareholders, and each director who is standing for re-election currently intends to attend this Annual Meeting.

The Board has three standing committees, consisting of an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee consisted of Messrs. Sikar, Bernardi and Lee in the Last Fiscal Year. In August 2015 Mr. Jason Scher was elected as a member of the Audit Committee to fill the vacancy created upon the resignation of Mr. Bernardi as a member of the Audit Committee.  In August 2015, Mr. Lee was elected as the Chairman of the Audit Committee. The Audit Committee held four (4) meetings in the Last Fiscal Year.  The Audit Committee has met with the Company’s management and the Company’s independent registered public accounting firm to review and help ensure the adequacy of its internal controls and to review the results and scope of the auditors’ engagement and other financial reporting and control matters.  Mr. Lee is financially literate and financially sophisticated, as those terms are defined under the rules of Nasdaq.  Mr. Lee is also a financial expert, as such term is defined under the Sarbanes-Oxley Act of 2002.  Messrs. Sikar, Bernardi, Lee and Scher are considered “independent” under the rules of the SEC and Nasdaq.

The Audit Committee has adopted a formal written charter (the “Audit Charter”).  The Audit Committee is responsible for ensuring that the Company has adequate internal controls and is required to meet with the Company’s auditors to review these internal controls and to discuss other financial reporting matters.  The Audit Committee is also responsible for the appointment, compensation and oversight of the auditors.  Additionally, the Audit Committee is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations between the Company and its officers, directors, employees and principal shareholders.  The Audit Charter is available on the Company’s Internet website at www.lifeway.net.

Compensation Committee

The Compensation Committee consisted of Messrs. Scher, Lee and Bernardi in the Last Fiscal Year. In August 2015 Mr. Bernardi resigned as a member of the Compensation Committee.  Mr. Scher is the Chairman of the Compensation Committee. The Compensation Committee was established in December 2014. Accordingly, it held no meetings during the Last Fiscal Year.  The Compensation Committee approves the compensation package of the Company’s Chief Executive Officer and, based on recommendations by the Company’s Chief Executive Officer, approves the levels of compensation and benefits payable to the Company’s other executive officers, reviews general policy matters relating to employee compensation and benefits.  The Compensation Committee also approves the compensation package of the Company’s directors.  The Compensation Committee has the authority to appoint and delegate to a sub-committee the authority to make grants and administer bonus and compensation plans and programs.  Messrs. Scher, Lee and Bernardi are considered “independent” under the rules of the SEC and the Nasdaq.

The Compensation Committee has adopted a formal written charter (the “Compensation Charter”).  The Compensation Charter sets forth the duties, authorities and responsibilities of the Compensation Committee.  The Compensation Charter is available on the Company’s Internet website at www.lifeway.net. In December 2014, the Compensation Committee was formed and its charter was approved by the Board of Directors.  Prior to that, the entire Board of Directors performed the functions of the Compensation Committee. The Compensation Committee, when determining executive compensation (including under the executive compensation program, as discussed below under the heading Compensation Discussion and Analysis), evaluates the potential risks associated with the compensation policies and practices.  The Compensation Committee believes that the Company’s compensation programs are designed with an appropriate balance of risk and reward in relation to the

Company’s overall compensation philosophy and do not encourage excessive or unnecessary risk-taking behavior.  In general, the Company compensates its executives in cash and certain perquisites.  The Board of Directors has previously determined that this was an effective combination in motivating and retaining our executive officers. The Company does not currently have an equity incentive plan in effect. The Board does not believe that this type of compensation encourages excessive or unnecessary risk-taking behavior.  As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company. The Compensation Committee is currently evaluating whether additional or different elements of compensation, such as stock incentive awards, should be included in order to achieve the most effective combination in motivating and retaining our executive officers at this stage in our development.   The Company intends to recapture compensation as required under the Sarbanes-Oxley Act.  However, there have been no instances where it needed to recapture any compensation.

Pursuant to the authority granted under its charter, our Compensation Committee hired Towers Watson Delaware, Inc. (“Towers Watson”) to advise on the compensation structure and awards, including whether and how to use equity as compensation and adopting a performance-based incentive plan, and to provide market data and other analysis for compensation of executive officers and members of our Board of Directors and to provide advice in connection with other compensation related policies and procedures. Prior to making its decisions for an executive officer other than the CEO, the Compensation Committee receives recommendations from the CEO as to the amounts and types of compensation and other awards for such executive officer.

The Compensation Committee believes that there is no conflict of interest based on any prior relationship with Towers Watson. In reaching this conclusion, our Compensation Committee considered the factors set forth in the SEC and NASDAQ rules regarding compensation advisor independence.

Nominating Committee

The Nominating Committee consisted of Messrs. Scher, Lee and Bernardi in the Last Fiscal Year. In August 2015 Mr. Bernardi resigned as a member of the Nominating Committee.  Mr. Scher is the Chairman of the Nominating Committee.  The Nominating Committee was established in December 2014. Accordingly, it held no meetings during the Last Fiscal Year.  The Nominating Committee evaluates and approves nominations for annual election to, and to fill any vacancies in, the Board and recommends to the Board the directors to serve on committees of the Board.  Messrs. Scher, Lee and Bernardi are considered “independent” under the rules of the SEC and the Nasdaq.

The Nominating Committee has adopted a formal written charter (the “Nominating Charter”).  The Nominating Charter sets forth the duties and responsibilities of the Nominating Committee and the general skills and characteristics that the Nominating Committee employs to determine the individuals to nominate for election to the Board.  The Nominating Charter is available on the Company’s Internet website at www.lifeway.net.

The Nominating Committee will consider any candidates recommended by shareholders.  In considering a candidate submitted by shareholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate.  Nevertheless, the Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and/or the Board does not perceive a need to increase the size of the Board.  Shareholders should submit any recommendations of director candidates for the Company’s 2016 Annual Meeting of Shareholders to the Company’s Secretary, Mr. Smolyansky, at 6431 West Oakton, Morton Grove, Illinois 60053, (847) 967-1010 in accordance with the procedures set forth above under the heading “Deadline for Receipt of Shareholder Proposals to be Presented at Next Annual Meeting.”

There are no specific minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee-recommended director nominee.  However, the Nominating Committee believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with direct competitors, suppliers or vendors of the Company; and preferably have experience in the Company’s business and other relevant business fields (for example, finance, accounting, law and banking).  The Nominating Committee considers diversity together with the other factors considered when evaluating candidates but does not have a specific policy in place with respect to diversity.

Members of the Nominating Committee meet in advance of each of the Company’s annual meetings of shareholders to identify and evaluate the skills and characteristics of each director candidate for nomination for election as a director of the Company.  The Nominating Committee reviews the candidates in accordance with the skills and qualifications set forth in the Nominating Charter and the rules of the Nasdaq.  There are no differences in the manner in which the Nominating Committee evaluates director nominees based on whether or not the nominee is recommended by a shareholder.

Code of Business Conduct and Ethics

We have adopted a code of ethics applicable to all members of the Board, executive officers and employees.  Such code of ethics is available on our Internet website, www.lifeway.net. We intend to disclose any amendment to, or waiver of, a provision of our code of ethics by filing a Current Report on Form 8-K with the SEC.

Certain Relationships and Related Transactions

We have determined that there were no related party transactions in excess of $120,000 for each of 2012, 2013 or 2014, or currently proposed, involving the Company except for the consulting arrangement with Ludmila Smolyansky, the Company’s non-executive Chairman of the Board, as further discussed in footnote 1 to the Directors’ Compensation table.

Board Leadership Structure and Role in Risk Oversight

The leadership of the Board is currently structured such that the Chairman of the Board of Directors and Chief Executive Officer positions are separated. Our corporate governance guidelines do not require our Board of Directors to choose an independent chair or to separate the roles of chair and chief executive officer, but our Board believes this leadership structure is the appropriate structure for our Company at this time, and plans to keep the roles separated.

The Board oversees the Company’s risk directly and through its committees. The Board is assisted by its Audit Committee in performing its risk management oversight responsibilities with respect to financial reporting, internal controls and legal and regulatory requirements. The Board is assisted by its Compensation Committee in performing its risk management oversight responsibilities with respect to risk relating to compensation programs and policies. The Board, with the assistance of its Nominating Committee, oversees risk management with respect to Board membership, structure and organization. The Company’s management is responsible for day-to-day management risk.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of October 27, 2015, the Company’s directors and named executive officers beneficially own, directly or indirectly, in the aggregate, approximately 49.7% of its outstanding Common Stock. These shareholders have significant influence over the Company’s business affairs, with the ability to control matters requiring approval by the Company’s shareholders, including the two proposals set forth in this Proxy Statement as well as approvals of mergers or other business combinations.

The following table sets forth as of October 27, 2015, certain information with respect to the beneficial ownership of the Common Stock as to (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s Chief Executive Officer and its two other most highly compensated individuals who were serving as executive officers at the end of the Last Fiscal Year, for services rendered in all capacities during the Last Fiscal Year (the “Named Executives”), and (iv) all of the Company’s directors and executive officers as a group.

COMMON STOCK
Name and Address (a)	Shares Beneficially Owned (b)
	Number		Percent
Ludmila Smolyansky	6,810,699	(c)	41.8%
Julie Smolyansky	770,373	(d)	4.7%
Edward Smolyansky	541,515	(e)	3.3%
Pol Sikar	3,000		*
Renzo Bernardi	14,900		*
Mariano Lozano c/o of Danone Foods, Inc. 100 Hillside Avenue White Plains, NY 10603-2861	0		—
Paul Lee	0		—
Jason Scher	0		—
Danone Foods, Inc. 100 Hillside Avenue White Plains, NY 10603-2861	3,454,756	(f)	21.2%
Mario J. Gabelli c/o Peter D. Goldstein GAMCO Investors, Inc. One Corporate Center Rye, New York 10580-1435	831,805	(f)(g)	5.1%
All directors and executive officers as a group (8 persons)	8,140,487	(c)(d)(e)	49.9%
____________

*	Less than 1%

(a)	Unless otherwise indicated, the business address of each person named in the table is c/o Lifeway Foods, Inc., 6431 Oakton St., Morton Grove, IL 60053.

(b)
Applicable percentage of ownership is based on 16,304,410 shares of Common Stock outstanding as of October 27, 2015.  Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares.  Shares of Common Stock subject to options, warrants or other convertible securities exercisable within 60 days after October 27, 2015 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person.  Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Common Stock shown.

(c)	Includes 6,810,699 shares held by the Ludmila Smolyansky Trust 2/1/05, of which Ms. Smolyansky is the trustee.

(d)
Includes (i) 8,108 shares held by Ms. Smolyansky on behalf of minor children, (ii) 1,554 shares held by Ms. Smolyansky’s spouse and (iii) 250,000 shares of the 500,000 shares held by the Smolyansky Family Holdings, LLC of which Ms. Smolyansky beneficially owns 50%.

(e)   Includes 250,000 shares of the 500,000 shares held by the Smolyansky Family Holdings, LLC of which Mr. Smolyansky beneficially owns 50%.

(f)
Based on the numbers of shares reported in the most recent Schedule 13D or Schedule 13G, as amended, if applicable, and filed by such shareholder with the SEC through October 27, 2015 and information provided by the holder or otherwise known to the Company.

(g)
Mr. Gabelli directly or indirectly controls or acts as the chief investment officer of Gabelli Funds, LLC, GAMCO Asset Management, Inc. and Teton Advisors, Inc. The 831,805 shares of the Company’s common stock that Mr. Gabelli may be deemed to beneficially own, include (i) 5,500 shares held directly by Mr. Gabelli, (ii) 326 shares held by Gabelli Funds, LLC, (iii) 286,305 shares held by GAMCO Asset Management, Inc., and (iv) 213,000 shares held by Teton Advisors, Inc.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officers

The Company’s executive officers are Julie Smolyansky, Chief Executive Officer, President and a member of the Board, and Edward Smolyansky, Chief Financial and Accounting Officer, Chief Operating Officer, Treasurer and Secretary.  Biographical information for Ms. Smolyansky is included above in Proposal One.

EDWARD P. SMOLYANSKY, 36, was appointed as Chief Financial and Accounting Officer and Treasurer of Lifeway in November 2004. He was also appointed Chief Operating Officer and Secretary in 2012. He had served as the Controller of the Company from June 2002 until 2004.  He received his baccalaureate degree in finance from Loyola University of Chicago in December 2001. Edward P. Smolyansky is the brother of Company President and Chief Executive Officer Julie Smolyansky and the son of Lifeway’s Chairperson of the Board, Ludmila Smolyansky.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Scher and Lee.  None of such members was, at any time during the Last Fiscal Year or at any previous time, an officer or employee of the Company.

None of the Company’s directors or executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of the Company’s board of directors. No member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Securities and Exchange Commission Regulation S-K.

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, the Compensation Committee provides an overview and analysis of our compensation program and policies, the material compensation decisions made under those programs and policies with respect to our executive officers, and the material factors considered in making those decisions.

The Compensation Committee reviews, analyzes and approves the compensation of our executive officers, including the “Named Executive Officers” listed in the tables that follow this Compensation Discussion and Analysis.  Our Named Executive Officers for 2014 were:

•	Julie Smolyansky, President and Chief Executive Officer; and

•	Edward Smolyansky, Chief Financial and Accounting Officer, Treasurer, Chief Operating Officer and Secretary.

The Company had no other executive officers during 2014.  The tables that follow this Compensation Discussion and Analysis contain specific data about the compensation earned or paid in 2014 to the Named Executive Officers.  The discussion below is intended to help readers understand the detailed information provided in the compensation tables and put that information into the context of our overall compensation program.

Summary

In general, we operate in a marketplace where competition for talented executives is intense and significant.  The dairy health food industry is highly competitive and includes companies with far greater resources than ours.  We are engaged in the manufacture of probiotic, cultured, functional dairy health food products. Our primary product is kefir, a dairy beverage similar to but distinct from yogurt, in several flavors and in several packages. In addition to kefir, Lifeway manufactures “Lifeway Farmer Cheese,” a line of various farmer cheeses.

We are a growth Company and have continued year after year to increase our gross sales, net sales and stockholders’ equity. In 2014, our gross sales increased $21,249,622 (approximately 20%) to $130,215,716. Our total consolidated net sales in 2014 increased by $21,435,471 (approximately 22%) to $118,959,613. Total stockholders’ equity was $44,699,712, which is an increase of $1,750,590 when compared to December 31, 2013. This is primarily due to $1,956,404 in net income in 2014. The Board of Directors recognizes that the continued growth of the Company is a result of the efforts, skill and experience of the Company’s management, specifically the Chief Executive Officer and Chief Financial Officer, the experience, knowledge and guidance of the Chairman of the Board, and the oversight of the Board of Directors.

Continuity of personnel across multi-disciplinary functions is critical to the success and continued growth of our business.  Furthermore, since we have relatively few employees, each must perform a broad scope of functions, and there is very little redundancy in skills. The unique production process for Kefir, which is not widely known, requires specific knowledge and skills, as well as the multiple functions that our executives perform and may make it difficult to attract and retain talented executives. The Company has in the past considered the specific challenges and achievements of the Company and the Company’s financial performance and growth when approving Named Executive Officer compensation.

In December 2014, we formed our Compensation Committee. The Compensation Committee, pursuant to the powers granted in its charter, is evaluating the current compensation of our Named Executive Officers and will determine whether additional or different elements of compensation should be included in order to achieve the most effective combination in motivating and retaining our Named Executive Officers at this stage in our development and to ensure that our compensation procedures, policies and awards are commensurate with market standards and appropriately aligned with stockholder interests.

In 2015, the Compensation Committee engaged Towers Watson, a global professional services firm, to advise on the compensation structure and awards, including whether and how to use equity as compensation, adopting a performance-based incentive plan, and to provide market data and other analysis for compensation of Named Executive Officers and members of our Board of Directors as well as to provide advice in connection with other compensation related policies and procedures.

Objectives of Our Compensation Program

The objectives of our compensation program for our Named Executive Officers and other employees are to provide competitive cash compensation and health and retirement benefits. Our Company seeks to promote healthy lifestyles for individuals and families through its products and its culture, including its compensation program.

Individual performance is measured subjectively taking into account Company and individual progress toward overall corporate goals, as well as each individual’s skills, experience, and responsibilities, together with corporate and individual progress in the areas of regulatory compliance, business development, employee development, and other values designed to build a culture of high performance.  No particular weight is assigned to these measures, and the Compensation Committee is of the view that much of the Company’s progress results from team effort.  These policies and practices are based on the principle that total compensation should serve to attract and retain those executives and employees critical to our overall success and are designed to reward executives for their contributions toward business performance that enhances shareholder value.

Role of the Compensation Committee

Our Compensation Committee assists our Board of Directors by discharging responsibilities relating to the compensation of our Named Executive Officers.  As such, the Compensation Committee has responsibility over certain matters relating to the fair and competitive compensation of our executives, employees and directors (only non-employee directors are compensated as directors) as well as matters relating to equity-based benefit plans, if any.  Each of the members of our Compensation Committee is independent in accordance with the criteria of independence set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules.  We believe that their independence from management allows the members of the Compensation Committee to provide unbiased consideration of various elements that could be included in an executive compensation program and apply independent judgment about which elements best achieve our compensation objectives.

In December 2014, the Compensation Committee was formed and its charter was approved by the Board of Directors.  Prior to that, the entire Board of Directors performed the functions of the Compensation Committee. Pursuant to the charter, the Compensation Committee is responsible for, among other things:

●	reviewing the Company’s overall compensation philosophy and strategy;

●	evaluating and determining the compensation of the Chief Executive Officer;

●	evaluating and setting, in conjunction with the Chief Executive Officer, the compensation of other officers;

●	reviewing and approving the annual Compensation Discussion and Analysis;

●	evaluating and approving the components and amounts of compensation of the Company’s employees;

●
evaluating, considering and approving, in its discretion, grants and awards made under the Company’s equity-based compensation plans, if any, subject to any limitations prescribed by the Board and subject to any authority delegated by the Committee to the subcommittee described below;

●	evaluating, considering and approving, in its discretion, compensation for non-employee members of the Board of Directors; and

●	managing and controlling the operation and administration of the Company’s equity incentive plans.

Pursuant to its charter, the Compensation Committee is authorized to retain and terminate, without Board or management approval, the services of an independent compensation consultant to provide advice and assistance. The Compensation Committee has the sole authority to approve the consultant’s fees and other retention terms, and reviews the independence of the consultant and any other services that the consultant or the consultant’s firm may provide to the company. The chair of the Compensation Committee reviews, negotiates and executes an engagement letter with the compensation consultant. The compensation consultant directly reports to the Compensation Committee.

Our Compensation Committee engaged Towers Watson to advise on the compensation structure and awards, including whether and how to use equity as compensation and adopting a performance-based incentive plan, to provide market data and other analysis for compensation of Named Executive Officers and members of our Board of Directors, and to provide advice in connection with other compensation related policies and procedures.

Elements of Compensation

To achieve the objectives described above, the three primary compensation elements used for Named Executive Officers are currently base salary, cash bonus and payment of certain perquisites.  The Board of Directors has previously determined that this was an effective combination in motivating and retaining our Named Executive Officers.

Element	Form	Description

Base Salary	Cash (Fixed)	The fixed amount of compensation for performing day-to-day responsibilities.
Named Executive Officers are generally eligible for increases annually, depending on Company and individual performance.
The fixed amount of compensation provides our Named Executive Officers with a degree of retention and stability.

Annual Bonus	Cash (Variable)	Provides competitively-based annual incentive awards for achieving corporate goals and objectives.
Generally, every employee is eligible to earn an annual cash incentive award, promoting alignment and pay-for-performance at all levels of the organization.

The Company does not have a formalized cash incentive award plan. Awards are based on the subjective recommendation of the President and Chief Executive Officer (except as to the Chief Executive Officer’s cash bonus) and on the Compensation Committee’s subjective judgment.

Perquisites	Variable	Provides perquisites to facilitate the operation of the Company’s business and assist the Company in recruiting and retaining key executives.
Perquisites for the Named Executive Officers have in the past included automobile allowances, 401(k) matching, and other items discussed below.
Long Term and Annual Incentives	Variable equity based and cash based compensation
The Company’s equity incentive plan was terminated on October 30, 2015. The Compensation Committee is evaluating whether additional or different elements of compensation should be included and has determined that in order to achieve the most effective combination of compensation elements to attract, motivate and retain our Named Executive Officers and other employees at this stage in our development, additional and different elements of performance based compensation should be available.  Accordingly, on October 30, 2015, our Board of Directors approved, subject to shareholder approval, the adoption of the Lifeway Foods, Inc. 2015 Omnibus Incentive Plan (the “Plan”) in the form attached hereto as Appendix A. As further described in Proposal Three, our Board is submitting the Plan to be voted on by the Shareholders at the Annual Meeting. In 2015, no awards were granted under the Company’s terminated equity incentive plan or the Plan.

Setting Executive Compensation

Historically, we have not used quantitative methods in setting any element of executive compensation, nor have we utilized other companies for benchmarking purposes because the Company believes that those businesses which would be most comparable to the Company are either privately held or too different in size and structure. We use discretion, guided in large part by the concept of pay-for-performance, and we consider all elements of an executive’s compensation package when setting each portion of compensation.  Year-to-year changes in base salary have usually been relatively modest based on past and projected growth of the Company, reviewed quarterly.  Bonuses have usually been paid to all Named Executive Officers when they were paid at all to any employees.  We may choose other compensation approaches if circumstances warrant. Going forward, the Compensation Committee will consider relative levels of compensation among the Named Executive Officers.

When determining compensation for a new executive officer, and when annually reviewing the compensation for our executive officers, factors taken into consideration include:

●	the individual’s skills, knowledge and experience;

●	the individual’s past and potential future impact on our short-term and long-term success;

●	the individual’s recent compensation levels in other positions; and

●	any present and expected compensation information obtained from other prospective candidates interviewed during the recruitment process, if applicable.

Determination of bonuses for executive officers is guided in large part by the concept of pay-for-performance. We consider the growth of the Company, its financial performance, changes in stockholder value and all elements of an executive’s compensation package when setting each portion of compensation.

In setting executive compensation for 2014, no specific benchmarking activities were undertaken.

Beginning this year and going forward, the Compensation Committee will review and determine annually the compensation for our Chief Executive Officer.  Each year, recommendations for the compensation for other executive officers (other than herself) will be prepared by the Chief Executive Officer and reviewed with the Compensation Committee and modified by it where appropriate.

In order to assess the performance of a full calendar year, annual cash incentive awards are generally determined in December of each year.

The Board of Directors did not establish compensation for Named Executive Officers in 2015 because the Compensation Committee was formed in December 2014. The Named Executive Officers and the Compensation Committee determined to continue the 2014 levels of compensation until the Compensation Committee completes its review of market standards and current Company practices. Factors the Compensation Committee will consider in reviewing and adjusting the Named Executive Officers’ 2015 compensation levels include market levels of compensation of similarly situated executive officers at comparable companies, advice of the independent compensation consultant relating to market levels and structure of compensation, the overall position and progress of the Company, and the skills, experience, responsibilities, achievements, industry knowledge and historical compensation of each of the Named Executive Officers.  In approving current compensation levels, consideration was given to the current effects and future prospects resulting from the Company’s acquisition of the Wisconsin facility in July 2013, the Company’s expansion and plans for expansion outside of the United States and the multiple functions that the Named Executive Officers fulfill as a result of the limited number of employees of the Company.

2014 Executive Compensation

The amount of compensation earned by each of the Named Executive Officers during fiscal 2014, 2013 and 2012 is shown in the Summary Compensation Table below.

In December 2014, the Board of Directors, in anticipation of the Compensation Committee’s meeting, did not establish the salaries of the Named Executive Officers for 2015.  The Compensation Committee determined  in its first meeting in 2015 that the salaries of the Named Executive Officers for 2015 are  being maintained at the same level as in 2014 pending completion of a review by the Compensation Committee and hiring of a compensation consultant.

Julie Smolyansky.  Ms. Smolyansky serves as our President and Chief Executive Officer pursuant to an employment agreement effective December 12, 2002.  In 2014, the Board of Directors awarded a cash bonus award of $100,000 to Ms. Smolyansky. As discussed above, Ms. Smolyansky’s base salary in 2015 is being maintained at $1,338,789.

Edward Smolyansky.  Mr. Smolyansky serves as our Chief Financial and Accounting Officer, Treasurer, Chief Operating Officer and Secretary. Mr. Smolyansky does not have an employment agreement.  In 2014, the Board of Directors awarded a cash bonus award of $100,000 to Mr. Smolyansky. As discussed above, Mr. Smolyansky’s base salary in 2015 is being maintained at $1,340,849.

Benefits Provided to Executive Officers

We provide our executive officers with certain benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program.  The Compensation Committee will periodically review the levels of benefits provided to our executive officers.

Ms. Smolyansky and Mr. Smolyansky are eligible for health insurance and 401(k) benefits to the same extent and subject to the same conditions as provided to all other employees. The amounts shown in the Summary Compensation Table under the heading “All Other Compensation” include the value of the Company’s matching contributions to the 401(k) accounts of the Named Executive Officers as well as other perquisites itemized therein.

The Company provides a Company-leased vehicle to each of the Named Executive Officers, as their positions require frequent offsite travel to locations for which other types of transportation would be inefficient. The Company vehicle may be used for personal use as well. The Company treats the costs of such vehicles as taxable compensation to the Named Executive Officer.

In exploring, planning and implementing the expansion of the Company’s distribution of products and in supporting and developing the Lifeway brand, the Chief Executive Officer and Chief Financial Officer roles require extensive travel, on-camera and personal appearances and requires them to be in the public eye. We pay for a number of expenses to assist Ms. Smolyansky and Mr. Smolyansky in fulfilling these responsibilities. Under SEC regulations, these expenses are required to be included in the All Other Compensation column of the Summary Compensation Table set forth below. In order to simplify the reimbursement of certain non-delineated expenses to the Chief Executive Officer and Chief Financial Officer, the Company has allowed the use of the corporate credit card by each of them in lieu of individual expense reimbursement. In 2014, certain amounts charged on corporate credit cards by the Named Executive Officers were included in the non-accountable expense plan and treated as compensation to the applicable Named Executive Officer.

The Compensation Committee is currently reviewing the Company’s practices relating to perquisites and personal benefits for our Named Executive Officers and other employees. Pursuant to its discretion, the Compensation Committee, with the counsel of its outside advisors, intends to adopt an Expense Reimbursement Policy for the executive officers and other employees. The policy will revise, amend, limit or add to the current practices and policies of the Company with respect to perquisites and personal benefits. The adoption of the Expense Reimbursement Policy will address certain material weaknesses in internal controls over financial reporting as discussed in Item 9A. As further remediation of the material weaknesses the Company has instituted more frequent and regular reviews and approval of expense reimbursement requests, classification of reimbursed employee expenses, improved segregation of duties relating to such reimbursements and reduced the number of employees granted a corporate credit card.

Chairman of the Board

Ludmila Smolyansky has been and continues to be an important part of the Company’s success and growth through her roles as Chairman of the Board and consultant to the Company’s management. Ms. Smolyansky has been involved in the health food market for over 40 years. Her knowledge of the history of the Company and the industry is invaluable to the Company. Additionally, Ms. Smolyansky has a vast knowledge of markets outside of the Unites States and products related to the Company’s current product line.

As Chairman of the Board, Ms. Smolyansky guides the Board in the analysis of strategic development of the Company. She brings to bear her historical knowledge of the Company and industry to advise the Board on what has and can be successful strategies and what strategies have not been successful and why. Ms. Smolyansky’s business acumen allows her to lead the Board in successful long term strategic planning. Ms. Smolyansky did not receive any additional retainer fees or other meeting attendance fees in her capacity as a director.

Ms. Smolyansky has also been a consultant to Company’s management.  Ms. Smolyansky uses her experience and expertise to assist management in more detailed and specific strategic planning and management of such strategies. Specifically, in 2014, Ms. Smolyansky assisted management with recent efforts to expand production and distribution outside of the United States, including developing plans and strategies for geographic expansion in Canada, Europe, Mexico, the Caribbean, Canada and other locations, and plans for increasing distribution in those locations in an efficient and productive way. Ms. Smolyansky provided advice to management about when and where to expand, the most efficient and effective methods for distribution in different geographic areas, guidance relating to negotiating with parties outside of the United States and establishing plans for future expansion in the coming years.  Ms. Smolyansky also assists in the development of recipes and new products, and new product and facility acquisition. In 2014, Ms. Smolyansky was paid $718,260 in cash. Ms. Smolyansky was also provided the opportunity to participate in the Company’s health benefit plan and 401(k) plan. The “all other compensation” column of the Director Compensation table reflects for Ms. Smolyansky (i) the Company’s portion of the matching contributions to the Company’s 401(k) plan on her behalf equal to $12,830 for 2014; and (ii) approximately $7,251 for health insurance premiums.

The Compensation Committee is currently reviewing the arrangement with Ms. Smolyansky as part of their responsibility under the Compensation Committee Charter.

Recapture Policy

The Company has no formal policies and/or provisions with respect to the adjustment or recovery of awards or payments if the relative performance measures upon which they are based are restated or otherwise adjusted in a manner that would have reduced the size of an award or payment.  The Company intends to recapture compensation as currently required under the Sarbanes-Oxley Act and as may be required by the rules promulgated in response to Dodd-Frank. However, there have been no instances to date where it needed to recapture any compensation.

Employment Agreements

Julie Smolyansky has an employment agreement which is more fully described below under “Employment agreements and change-in-control arrangements between the Company and Named Executive Officers.”

There are no employment agreements with other executive officers (written or unwritten).

Accounting and Tax Considerations

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for the Company’s executive officers.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits tax deductions of public companies on compensation paid to certain executive officers in excess of $1 million. The Compensation Committee will, going forward, consider the impact of Section 162(m) on its compensation decisions, but has no formal policy to structure executive compensation so that it complies with the requirements of Section 162(m). The Company’s intent going forward is to design and administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to the Company’s executive officers, while the Compensation Committee reviews the need for a formal policy. One way the Company intends to accomplish this goal is by inclusion in this Proxy Statement of the performance based bonus criteria set forth in Proposal Three for approval by the Shareholders. However, the Company reserves the right to design programs that recognize a full range of performance criteria important to the Company’s success, even where the compensation paid under such programs may not be deductible, and in any case, there can be no assurance that the compensation intended to qualify for deductibility under Section 162(m) awarded or paid by the Company will be fully deductible.

The Compensation Committee will monitor the tax and other consequences of the Company’s executive compensation program as part of its primary objective of ensuring that compensation paid to the Company’s executive officers is appropriate, performance-based and consistent with the Company’s goals and the goals of the Company’s stockholders.

COMPENSATION COMMITTEE REPORT

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that precedes this Report as required by Item 402(b) of the SEC’s Regulation S-K.  Based on its review and discussions with management, the Compensation Committee recommended to the Board the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

Respectfully Submitted,

COMPENSATION COMMITTEE
Jason Scher, Chairman
Paul Lee

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

Named Executive Officers

The following table sets forth certain information concerning compensation received by the Company’s Named Executive Officers, consisting of the Company’s Chief Executive Officer and Chief Financial Officer, for services rendered in all capacities during the Last Fiscal Year.

Summary Compensation Table
Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Julie Smolyansky Chief Executive Officer and President	2014 2013 2012	$1,338,789 $ 900,000 $ 890,903	$100,000 $115,000 $125,000	$186,027 (1) $ 44,500 (2) $ 44,280 (3)	$1,624,816 $1,059,500 $1,060,183

Edward Smolyansky Chief Financial and Accounting Officer, Chief Operating Officer, Treasurer and Secretary	2014 2013 2012	$1,340,849 $1,000,000 $ 928,403	$100,000 $150,000 $150,000	$216,889 (4) $ 38,500 (5) $ 31,280 (6)	$1,657,738 $1,188,500 $1,109,683
_____________

(1)
Consists of (a) $142,257 treated as compensation to Ms. Smolyansky under a non-accountable expense plan as further discussed above under “Compensation Discussion and Analysis – Benefits Provided to Executive Officers,” (b) $17,500 representing the Company’s matching contributions to the 401(k) plan on behalf of Ms. Smolyansky, (c) $11,778 of health insurance premiums and (d) $14,492 of lease payments related to personal usage of a Company leased vehicle by Ms. Smolyansky.

(2)
Consists of (a) $17,500 representing the Company’s matching contributions to the 401(k) plan on behalf of Ms. Smolyansky, (b) $12,000 of health insurance premiums and (c) $15,000 related to personal usage of a Company leased vehicle by Ms. Smolyanksy, including lease payments, insurance premiums and fuel.

(3)	Consists of $22,860 related to personal usage of a Company leased vehicle by Ms. Smolyanksy, including lease payments, insurance premiums and fuel.

(4)
Consists of (a) $177,138 treated as compensation to Mr. Smolyansky under a non-accountable expense plan as further discussed above under “Compensation Discussion and Analysis – Benefits Provided to Executive Officers,” (b) $17,500 representing the Company’s matching contributions to the 401(k) plan on behalf of Mr. Smolyansky, (c) $7,251 of health insurance premiums and (d) $14,492 of lease payments related to personal usage of a Company leased vehicle by Mr. Smolyansky.

(5)
Consists of (a) $17,500 representing the Company’s matching contributions to the 401(k) plan on behalf of Mr. Smolyansky, (b) $6,000 of health insurance premiums and (c) $15,000 related to personal usage of a Company leased vehicle by Mr. Smolyanksy, including lease payments, insurance premiums and fuel.

(6)
Consists of (a) $17,000 representing the Company’s matching contributions to the 401(k) plan on behalf of Mr. Smolyansky and (b) $22,860 related to personal usage of a Company leased vehicle by Ms. Smolyanksy, including lease payments, insurance premiums and fuel.

Employment agreements and change-in-control arrangements between the Company and Named Executive Officers

Julie Smolyansky has an employment agreement (the “Employment Agreement”) with the Company pursuant to which she serves as Chief Executive Officer. Pursuant to the Employment Agreement, Ms. Smolyansky is entitled to an annual base salary and an annual bonus subject to such incentive bonus targets and plans which the Company may adopt from time to time. The Company has not currently set any such targets in advance or adopted any such plans. In lieu thereof, Ms. Smolyansky’s salary and  discretionary bonus are determined on an annual basis concurrently with determining amounts for other executive officers. In the event that (a) Ms. Smolyansky is terminated other than for Cause (as defined therein) or (b) Ms. Smolyansky terminates her employment for Good Reason (as defined therein) or death, then Ms. Smolyansky is entitled to a lump sum payment consisting of (y) twice her then-current base salary and (z) the aggregate of the annual bonus for which she is then eligible under the Employment Agreement and any plans.

There are no employment agreements with other executive officers (written or unwritten).

There are no agreements with the Named Executive Officers that provide for payments in connection with resignation, retirement, termination of employment or change in control other than the Employment Agreement described above.

Equity Compensation Plans

The following table sets forth certain information, as of October 27, 2015, regarding the shares of Lifeway’s Common Stock authorized for issuance under Lifeway’s equity compensation plan.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	0	$0	940,000
Equity compensation plans not approved by security holders	0	$0	—
Total	0	$0	—

On June 9, 1995, the Company filed a registration statement on Form S-8 with the Securities and Exchange Commission in connection with the “Lifeway Foods, Inc. Consulting and Services Compensation Plan” (the “1995 Plan”) covering 1,200,000, as adjusted, shares of its Common Stock. The 1995 Plan was adopted by the Company on June 5, 1995. Pursuant to such 1995 Plan, the Company may issue common stock or options to purchase common stock to certain consultants, service providers, and employees of the Company. There were a total of approximately 940,000 shares eligible for issuance under the 1995 Plan at December 31, 2012. The option price, number of shares, grant date, and vesting terms of awards granted under the 1995 Plan are determined at the discretion of the Company’s Board of Directors. On March 18, 2014 the Company filed a post-effective amendment to the Form S-8 to withdraw and remove from registration the shares of Common Stock registered that remained unissued and unsold as of March 18, 2014. The 1995 Plan was terminated on October 30, 2015.

On October 30, 2015, our Board of Directors approved, subject to shareholder approval, the adoption of the Lifeway Foods, Inc. 2015 Omnibus Incentive Plan in the form attached hereto as Appendix A and as further described in Proposal Three and our Board is submitting the Plan to be voted on by the Shareholders at the Annual Meeting.

Outstanding Equity Awards At December 31, 2014

As of December 31, 2014, there were no stock options outstanding or exercisable and no unvested stock awards.

Director Compensation

Name	Cash		Other Compensation		Total
Ludmila Smolyansky	$718,260	(1)	$20,081	(2)	$738,341
Pol Sikar	$22,500		$—		$22,500
Renzo Bernardi	$15,000		$—		$15,000
Mariano Lozano	$—		$—		$—
Paul Lee	$59,500		$—		$59,500
Jason Scher	$36,500		$—		$36,500
_____________

(1)
Of the Fees Paid in Cash, $718,260 represents the annual fees paid to Ms. Smolyansky for her services as a consultant to the Company on strategic matters including, without limitation, plans and strategies for geographic expansion and development of recipes and new products, and new product and facility acquisition. Ms. Smolyansky did not receive any additional retainer fees or other meeting attendance fees in her capacity as a director.

(2)	Represents (i) the Company’s portion of the matching contributions to the Company’s 401(k) plan on behalf of Ludmila Smolyansky: $12,830 for 2014; and (ii) $7,251 for health insurance premiums.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of its Common Stock to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of all such reports they file. Based on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that none of its directors, executive officers or persons who beneficially own more than 10% of the Company’s Common Stock failed to comply with Section 16(a) reporting requirements in the fiscal year ended December 31, 2014.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On September 12, 2015, the Audit Committee of the Board of Directors of the Company engaged Mayer Hoffman McCann P. C. (“MHM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 effective immediately. During the fiscal years ended December 31, 2014 and 2013 through September 12, 2015 neither the Company nor anyone acting on the Company’s behalf consulted with MHM in any capacity, nor consulted with any member of that firm, as to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered as to the financial statements, nor was a written report or oral advice rendered that was an important factor considered by the Company or any of its employees in reaching a decision as to an accounting, auditing or financial reporting issue, or any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

On August 20, 2015, the Company was notified by its independent registered public accounting firm, Crowe Horwath LLP (“Crowe”)  that it would not stand for reappointment as it’s independent registered public accounting firm for 2015. The Company had engaged Crowe as the Company’s independent registered public accounting firm for the year ending December 31, 2014.  The Company has substantially completed the drafting of the First Quarter Form 10-Q and expects to complete the drafting of the  Second Quarter Form 10-Q promptly. The Company has also begun the process of identifying, receiving proposals from and interviewing auditing firms as well as responding to their information requests.  The Company expects to appoint new auditors very soon and looks forward to regaining compliance with the Nasdaq requirements shortly thereafter.

During the year ended December 31, 2014 and the subsequent interim period through August 20, 2015, there were no: (1) disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K except as set forth below.

As disclosed in Item 9A of the Company’s annual report on Form 10-K for its fiscal year ended December 31, 2014 (the “Form 10-K”), the Company’s President and Chief Executive Officer and its Chief Financial Officer concluded that the Company’s internal controls were not effective because material weaknesses existed in the Company’s internal control over financial reporting. Specifically, the following material weaknesses were identified:

1.    Entity level controls  –

a.   The Company has not established an effective program for monitoring the design and operational effectiveness of internal controls over financial reporting whether manual or IT related on an on-going basis, including the testing and other procedures necessary to ensure that material weaknesses and other control deficiencies are identified and remediated in a timely fashion, thus causing differences in accordance with generally accepted accounting principles which could materially impact the consolidated financial statements.

b.   The Audit Committee’s oversight of accounting, financial reporting and internal control matters has not been effective.

2.    Financial reporting controls –

a.   The financial statement preparation process requires the involvement of a small team of both Company employees and outside consultants and such involvement is not consistently reviewed, coordinated or timely.

b.   The Company has not consistently demonstrated effective preparation, support and review practices over journal entries and account reconciliations.

3.    Accounting For Corporate Credit Card Expenditures – The Company has not maintain sufficient internal controls over corporate credit card expenditures used by senior management and others to ensure compliance with its policies and practices for the timely and accurate accounting for, and reimbursement of these expenses.

4.    Fixed asset accounting – The Company did not maintain effective processing and monitoring controls to ensure that fixed asset additions are recorded in the proper accounting period and that such additions are timely placed into service with the proper depreciable life.

5.    Accounting for income taxes – The Company did not have adequate design or operation of controls that provide reasonable assurance that the accounting for income taxes was in accordance with U.S. GAAP. Specifically, the Company relied on third-party subject matter experts and did not have sufficient technical expertise in the income tax function to provide adequate review and control with respect to (a) the complete and accurate recording of inputs to the consolidated income tax provision and related accruals; and (b) identification and ongoing evaluation of uncertain tax positions.

The audit reports of Crowe on the Company’s consolidated financial statements as of and for the year ended December 31, 2014 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The audit report of Crowe on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 did contain an adverse opinion, but did not contain a disclaimer of opinion nor was it modified or qualified as to the uncertainty, audit scope, or accounting principles. The adverse opinion as of December 31, 2014 was due to the effect of the material weaknesses and Crowe concluded in its audit report that the Company did not maintain effective internal control over financial reporting as a result of the material weaknesses reported in Item 9A of the Form 10-K as described above.

As disclosed in Item 9A of the Form 10-K, the Company has made remediation of the control deficiencies a top priority and is are committed to continually improving our internal controls over financial reporting.  Under the oversight of the Audit Committee of the Board of Directors, management has launched a dual path for its remediation.  One path toward remediation is broadly aimed at fundamental changes while the other path is more narrowly focused on the specifics of our control deficiencies.

To date the broader remedial actions have included the following:

●    During December 2014, the Company identified and engaged an outside consultant to perform the function of internal audit.  In 2015, the consultant began assisting us in documenting, evaluating and improving the design and operating effectiveness of our internal controls over financial reporting.

●     During December 2014, the newly established Compensation Committee of the Board of Directors of the Company (the “Committee”) has hired outside advisors to advise the Committee and the Company on developing and/or changing processes, procedures and policies related to compensation practices, including expense reimbursement.

●     During December 2014 the Audit Committee reviewed and updated its Audit Committee charter.

●     In July 2015, the Company hired a Vice President of Finance with public company reporting experience and hired an assistant to the controller.  These additions to the Company’s management and staff were made to enable more effective and consistent leadership and organizational focus on accounting, financial reporting and internal controls among other things.

To date the more specific remedial actions taken have included the following:

2014 Actions:

●     The Company established a formal checklist to be adhered to by the controller and accounting department which the chief financial officer will use to monitor the completeness and timeliness of the close process. Testing of the effectiveness of the new process is planned in 2015.

2015 Actions:

●     The Company developed and implemented a plan to simplify the process of recording fixed asset additions, improve the related segregation of duties and improve the related monitoring controls.  Testing of the effectiveness of the new process is planned in 2015.

●     The Company has drafted a new policy for account reconciliations and the frequency of completed account reconciliations has improved.  The new policy is expected to be implemented and additional testing of compliance is planned during 2015.

●     The Company has instituted more frequent and regular reviews and approvals of expense reimbursement requests, classification of reimbursed employee expenses, improved segregation of duties relating to such reimbursements and reduced the number of employees granted a corporate credit card.

The Company believes that the remediation measures discussed above will be sufficient to remediate the material weaknesses we have identified. As the Company continues to evaluate and work to improve our internal controls over financial reporting, it may determine that additional measures are necessary to address control deficiencies. Moreover, the Company  may decide to modify certain of the remediation measures we implement as it continues to evaluate and work to improve the internal controls over financial reporting.

Plante Moran, PLLC served as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the  fiscal year ended December 31, 2013. The Company dismissed Plante Moran, PLLC to explore other options and benefit from the review, advise, perspective and cost savings of a new auditing firm.

The Company’s Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by MHM, for the fiscal year ended December 31, 2015, Crowe for the fiscal year ended December 31, 2014 and Plante Moran, PLLC for the fiscal year ended December 31, 2013.  In determining whether to approve a particular audit or permitted non-audit service, the Audit Committee will consider, among other things, whether the service is consistent with maintaining the independence of the independent registered public accounting firm.  The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service to our Company and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality.  Specifically, the Audit Committee has not pre-approved the use of MHM. for non-audit services. The Audit Committee has required management to obtain specific pre-approval from the Audit Committee for any engagements.

No fees were billed for professional services by MHM during the fiscal years ended December 31, 2014 or December 31, 2013. The aggregate fees billed for professional services by Crowe or Plante Moran PLLC for these various services were:

	For the fiscal years ended December 31,
Type of Fees	2014		2013
	Crowe Horwath LLP	Plante Moran, PLLC	Plante Moran, PLLC
(1) Audit Fees	$665,248	$24,470	$345,895
(2) Audit-Related Fees	—	—	—
(3) Tax Fees	—	—	—
(4) All Other Fees	—	—	—
	$665,248	$24,470	$345,895

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees the Company paid to its independent registered public accountant for professional services for the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2014 and 2013 included in Form 10-K and included in Form 10-Qs and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.  All of the services set forth in sections (1) through (4) above were approved by the Audit Committee in accordance with the Audit Committee Charter.

For the fiscal years ended December 31, 2014 and 2013, the Company retained a firm other than Crowe or Plante Moran, PLLC for tax compliance, tax advice and tax planning.

ANNEX A

Lifeway Foods, Inc.
Omnibus Incentive Plan

TABLE OF CONTENTS

Page

Article 1.	Establishment, Purpose, and Duration	1

Article 2.	Definitions	1

Article 3.	Administration	8

Article 4.	Shares Subject to this Plan and Maximum Awards	9

Article 5.	Eligibility and Participation	10

Article 6.	Stock Options	10

Article 7.	Stock Appreciation Rights	12

Article 8.	Restricted Stock and Restricted Stock Units	14

Article 9.	Performance Units/Performance Shares	15

Article 10.	Cash-Based Awards and Other Stock-Based Awards	16

Article 11.	Transferability of Awards	17

Article 12.	Performance Measures	17

Article 13.	Dividend Equivalents	20

Article 14.	Beneficiary Designation	20

Article 15.	Rights of Participants	20

Article 16.	Change of Control	21

Article 17.	Amendment, Modification, Suspension, and Termination	22

Article 18.	Withholding	23

Article 19.	Successors	23

Article 20.	General Provisions	23

Lifeway Foods, Inc.
Omnibus Incentive Plan

Article 1.   Establishment, Purpose, and Duration

1.1     Establishment.  Lifeway Foods, Inc., an Illinois corporation (hereinafter referred to as the “Company”), establishes this incentive compensation plan to be known as the Lifeway Foods, Inc. Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

This Plan’s effective date is the date the Plan is approved by the Company’s shareholders (the “Effective Date”), and the Plan shall remain in effect as provided in Section 1.3 hereof.

1.2     Purpose of this Plan.  The purpose of this Plan is to provide a means whereby Employees develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders.  A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3     Duration of this Plan.  Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date.  After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.  Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

Article 2.   Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1          “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2          “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.1.

2.3          “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4          “Award Agreement” means either (i) a written agreement entered into by the Company and, if specified in the Agreement, the Participant, setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof.  The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5          “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6          “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7          “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8          “Cause” means, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company, or an Affiliate, and a Participant, with respect to any Participant, as determined by the Committee in its sole discretion:

(a)	Misconduct in the performance of Participant’s duties;

(b)	Willful failure to follow the lawful directives of the Board or any executive to which Participant reports;

(c)	Indictment for, conviction of, or entering into a plea of guilty or of nolo contendere to, a felony or any crime involving moral turpitude;

(d)	Participant’s failure to reasonably cooperate in any audit or investigation of the business or financial practices of the Company or any of its subsidiaries;

(e)	Performance of any act of theft, embezzlement, fraud, dishonesty or misappropriation with respect to the Company or its affiliates;

(f)
Material breach of any material agreement with the Company or its affiliates, or Participant’s material violation of the Company’s code of conduct or other written policy, which is not cured (if susceptible to cure) by Participant within thirty (30) days of written notice thereof from the Company;

(g)	Conduct causing the Company substantial public disgrace, disrepute or economic harm.

2.9          “Change of Control” means the occurrence of any one of the following events with respect to the Company:

(a)
Any one person, or more than one person acting as a group, excluding Julie Smolyansky, Edward Smolyansky, Ludmila Smolyansky and members of their families, acquires ownership of stock (as determined under Section 318(a) of the Code) of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; provided, however, that if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control of the Company.  This paragraph applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

(b)
Any one person, or more than one person acting as a group, excluding Julie Smolyansky, Edward Smolyansky, Ludmila Smolyansky and members of their families, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock (as determined under Section 318(a) of the Code) of the Company possessing 30 percent or more of the total voting power of the stock of the Company; provided, however, that if any one person or more than one person acting as a group, is considered to own 30 percent or more of the total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control of the Company.

(c)
a majority of members of the Company’s Board of Directors (the “Incumbent Directors”) is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Incumbent Directors, provided that no other Company is a majority shareholder of the Company.

(d)
any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition(s); provided, however, that a transfer of assets by the Company is not treated as a Change in Control if the assets are transferred to (A) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (C) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all outstanding stock of the Company; or (D) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in the previous subsection (C).  For purposes of this paragraph, (1) gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets, and (2) a person’s status is determined immediately after the transfer of the assets.

For purposes of this definition:

(a)	a “person” shall be as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(b)
persons will be considered to be acting as a group if they are owners of a Company that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction with the Company.  If a person, including an entity, owns stock in both Companies that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in the Company prior to the transaction giving rise to the Change in Control and not with respect to the ownership interest in the other Company.  Persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering.

2.10        “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.  For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.11        “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan.  The members of the Committee shall (i) be appointed from time to time by and shall serve at the discretion of the Board, and (ii) shall consist of “outside directors” as defined in Section 162(m) of the Code and “non-employee directors” as defined in Section 16 of the Exchange Act.  If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.12        “Company” or “Corporation” means Lifeway Foods, Inc., an Illinois corporation, and any successor thereto as provided in Article 19 herein.

2.13        “Covered Employee” means any Employee who is or may become a “covered employee,” as defined in Code Section 162(m).

2.14        “Disability” or “Disabled” means that an individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2.15        “Effective Date” has the meaning set forth in Section 1.1.

2.16        “Employee” means any individual performing services for the Company, an Affiliate, or a Subsidiary and designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof.  An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.17        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.18        “Fair Market Value” or “FMV” means, on any given date, the closing price of a Share as reported on the National Association of Securities Dealers Automated Quotations (“NASDAQ”) composite tape on such date, or if Shares were not traded on NASDAQ on such day, then on the next preceding day that Shares were traded on NASDAQ; in the event Shares are traded only on an exchange other than NASDAQ, references herein to NASDAQ shall mean such other exchange.

2.19        “Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.20        “Good Reason” means the occurrence of any of the following events, without the express written consent of Participant, unless such events are corrected in all material respects by the Company within thirty (30) days following written notification by Participant to the Company of the occurrence of one of the following: (i) a material diminution in Participant’s base salary, other than pursuant to across-the-board reductions affecting similarly situated employees of the Company; (ii) a material diminution in Participant’s duties, authorities or responsibilities contemplated hereunder (other than temporarily while physically or mentally incapacitated or as required by applicable law); (iii) the permanent relocation of Participant’s primary work location by more than fifty (50) miles from its then current location; or (iv) the Company materially breaches the terms of an employment agreement with Participant.

2.21        “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.22        “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.23        “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.24        “Insider” shall mean an individual who is, on the relevant date, an officer, or director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.25        “Net Income” means the consolidated net income for the Plan Year, as reported in the Company’s annual report to shareholders or as otherwise reported to shareholders.

2.26        “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.27        “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.28        “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.29        “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.30        “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.31        “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees.  Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.32        “Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.33        “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award which period may not be less than one (1) year, or, if less than one (1) year, such period of time designated by the Committee so long as the Performance Measures for such period of time have been designated by the Committee before the earlier of (i) ninety (90) days after the beginning of the Performance Period, or (ii) the date as of which twenty-five percent (25%) of such period of time has elapsed.

2.34        “Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.35        “Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.36        “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its sole discretion), as provided in Article 8.

2.37        “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.38        “Plan” means this Lifeway Foods, Inc. Omnibus Incentive Plan.

2.39        “Plan Year” means the calendar year.

2.40        “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.41        “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the Grant date.

2.42        “Share” means a share of common stock of the Company.

2.43        “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.44        “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 3.   Administration

3.1     General.  The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan.  The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2     Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper.  Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, and, subject to Article 17, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3     Delegation.  The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.  The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4.    Shares Subject to this Plan and Maximum Awards

4.1     Number of Shares Available for Awards and Maximum Amount of

Non-Share Awards.

Subject to adjustment as provided in Section 4.3:

(a)
The maximum number of Shares available for issuance to Participants under this Plan, inclusive of Shares issued and Shares underlying outstanding awards granted on or after the Effective Date, is 3,500,000 Shares.

(b)	The maximum aggregate number of Shares subject to Options and SARs granted in any one (1) Plan Year to any one Participant shall be 2,500,000.

(c)	The maximum number of Shares subject to all Full Value Awards granted in any one (1) Plan Year to any one Participant shall be 2,500,000.

(d)
With respect to Awards granted under the Plan that are (i) intended to satisfy the “performance-based” compensation exception contained in Section 162(m) of the Internal Revenue Code (“Section 162(m)”), and (ii) paid other than in Shares, the maximum amount payable to a Participant in any year is $20,000,000.

4.2     Share Usage.  Shares covered by an Award shall only be counted as used to the extent they are actually issued.  With respect to Options and SARs, the number of Shares available for Awards under the Plan pursuant to Section 4.1, shall be reduced by one Share for each Share covered by such Award or to which such Award relates.  With respect to any Awards, the number of Shares available for Awards under the Plan shall be reduced by one (1) Share for each Share covered by such Award or to which such Award relates.  Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.  In addition, any Shares related to Awards which terminate by expiration, forfeiture, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan.  Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Plan.  The Shares available for issuance under this Plan shall be authorized and unissued Shares.

4.3     Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or relate to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 17 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No.  44), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.

Article 5.    Eligibility and Participation

5.1     Eligibility.  Individuals eligible to participate in this Plan include all Employees.

5.2     Actual Participation.  Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award.

Article 6.    Stock Options

6.1     Grant of Options.  Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.2     Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.  The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3     Option Price.  The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date.

6.4     Term of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the day before the tenth (10th) anniversary date of its grant.  Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten (10) years.

6.5     Exercise of Options.  Subject to Section 6.10, Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6     Payment.  Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price.  The Option Price of any Option shall be payable to the Company in full, as permitted under the Award Agreement, by either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b) and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7     Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8     Termination of Employment.  Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9     Notification of Disqualifying Disposition.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.10    Vesting.  An Option grant by its terms shall be exercisable only after such period of time as the Committee shall determine and specify in the Award Agreement, but in no event less than three (3) years following the date of grant of such Award provided that Options granted may partially vest after no less than one (1) year so long as the entire grant does not vest fully until at least three (3) years have elapsed from the date of grant, except as the Committee may provide in the event of the death, Disability, involuntary termination without Cause (including voluntary termination for Good Reason), retirement of a Participant or in the event of a Change in Control to the extent provided in Article 16.

Article 7.    Stock Appreciation Rights

7.1     Grant of SARs.  Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee in its sole discretion.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the Grant Date must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date.

7.2     SAR Agreement.  Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3     Term of SAR.  The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.  Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4     Exercise of SARs.  SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5     Settlement of SARs.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion.  The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6     Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.7     Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable.  These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

7.8     Vesting.  A grant of SARs by its terms shall be exercisable only after such period of time as the Committee shall determine and specify in the Award Agreement, but in no event less than three (3) years following the date of grant of such Award provided that Options granted may partially vest after no less than one (1) year so long as the entire grant does not vest fully until at least three (3) years have elapsed from the date of grant, except as the Committee may provide in the event of the death, Disability, involuntary termination without Cause (including voluntary termination for Good Reason), retirement of a Participant or in the event of a Change in Control to the extent provided in Article 16.

Article 8.    Restricted Stock and Restricted Stock Units

8.1     Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, in its sole discretion, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine.  Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date.

8.2     Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3     Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation,  restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.4     Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Lifeway Foods, Inc. Omnibus Incentive Plan, and in the associated Award Agreement.  A copy of this Plan and such Award Agreement may be obtained from Lifeway Foods, Inc.

8.5           Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.  A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6     Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7      Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b).  If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

8.8     Vesting.  A grant of Restricted Stock or Restricted Stock Units pursuant to this Article 8 shall be subject to a minimum vesting period of at least three (3) years (which may be a 3-year cliff or graded schedule), or such longer period as the Committee, in its sole discretion, may determine, except as the Committee may provide in the event of the death, Disability, involuntary termination without Cause (including voluntary termination for Good Reason), retirement of a Participant or in the event of a Change in Control to the extent provided in Article 16.

Article 9.    Performance Units/Performance Shares

9.1     Grant of Performance Units/Performance Shares.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, in its sole discretion, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.  Performance Units and Performance Shares that are earned (as described in Section 9.3) may be subject to vesting requirements as set forth in the applicable Award Agreement.  Except as the Committee may provide in the event of the death, Disability, involuntary termination without Cause (including voluntary termination for Good Reason), retirement of a Participant or in the event of a Change in Control to the extent provided in Article 16, Performance Units and Performance Shares may not vest prior to the expiration of at least one (1) year of a Performance Period.

9.2     Value of Performance Units/Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.  The Committee shall set performance goals in its sole discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that may be earned by the Participant.

9.3     Earning of Performance Units/Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period and vesting period, if any, have ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4     Form and Timing of Payment of Performance Units/Performance Shares.  Payment of earned and vested Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement.  Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned and vested Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof).  Any Shares may be granted subject to any restrictions deemed appropriate by the Committee.  The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5     Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10.   Cash-Based Awards and Other Stock-Based Awards

10.1    Grant of Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2    Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine.  Any such grant shall be subject to a minimum vesting period of at least one (1) year, except as the Committee may provide in the event of the death, Disability, involuntary termination without Cause (including voluntary termination for Good Reason), retirement of a Participant or in the event of a Change in Control to the extent provided in Article 16, and except that no more than five percent (5%) of the maximum number of shares authorized for issuance under this Plan pursuant to Section 4.1(a) may be subject to a minimum vesting period of less than one (1) year.  Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3    Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.  Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee.  The Committee may establish performance goals in its sole discretion.  If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4    Payment of Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5    Termination of Employment.  The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 11.   Transferability of Awards

11.1    Transferability.  Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant.  Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void.  The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.

11.2    Committee Action.  The Committee may, in its sole discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

Article 12.   Performance Measures

12.1    Performance Measures.  The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to any or any combination of the following Performance Measures:

(a)	Net earnings or Net Income (before or after taxes) and/or net earnings or net income of continuing operations;

(b)	Earnings per share (basic or diluted) and/or net earnings per share or net income per share of continuing operations;

(c)	Net sales or revenue growth (including, but not limited to, innovation as measured as a percentage of sales of new products);

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, throughput, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)           Earnings before taxes;

(i)            Gross or operating margins;

(j)            Corporate value measures;

(k)           Capital expenditures;

(l)            Unit volumes;

(m)          Productivity ratios;

(n)	Share price (including, but not limited to, growth measures and total shareholder return);

(o)           Cost or expense;

(p)           Margins (including, but not limited to, debt or profit);

(q)	Operating efficiency;

(r)	Market share;

(s)	Customer satisfaction;

(t)	Working capital targets or any element thereof;

(u)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(v)	Health, safety and environmental performance;

(w)	Corporate social responsibility and/or diversity;

(x)
Strategic milestones (including, but not limited to, debt reduction, improvement of cost of debt, equity or capital, completion of projects, achievement of synergies or integration objectives, or improvements to credit rating, inventory turnover, weighted average cost of capital, implementation of significant new processes, productivity or production, product quality, and any combination of the foregoing);

(y)	Strategic sustainability metrics (including, but not limited to, corporate governance, consumer advocacy, enterprise risk management, employee development, and portfolio restructuring);

(z)	Gross, operating, stockholder equity, or net worth; and

(aa)           Deleveraging.

Any one or more Performance Measure(s) may be used to measure the performance of any Participant, the Company, Subsidiary, and/or Affiliate as a whole or any business unit or line of business of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures on an absolute, gross, total, net per share, average, adjusted or relative basis (or measure based on changes therein), including, as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (n) above as compared to various stock market indices.

In the case of Awards not intended to qualify as Performance-Based Awards, the performance criteria shall be selected from among the criteria listed above or any other measure of performance that the Committee determines to be appropriate.

12.2    Evaluation of Performance.  The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Standards Codification 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3    Adjustment of Performance-Based Compensation.  Awards that are Performance-Based Compensation may not be adjusted upward.  The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.4    Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.  In addition, in the event that the Committee determines that it is advisable to grant Awards that are not Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13.   Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee.  Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 14.   Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

Article 15.   Rights of Participants

15.1    Employment.  Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

15.2    Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

15.3    Rights as a Shareholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 16.   Change of Control

16.1    Change of Control of the Company.  Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 16 shall apply in the event of a Change of Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

(a)           Upon a Change of Control, except to the extent that (i) another Award meeting the requirements of Section 16.2 (a “Replacement Award”) is provided to the Participant to replace such Award (the “Replaced Award”) pursuant to Section 16.2, or (ii) the Award is cancelled pursuant to subparagraph (b) hereof, all then-outstanding Stock Options and Stock Appreciation Rights shall immediately become fully vested and exercisable, and all other then-outstanding Awards whose vesting depends merely on the satisfaction of a service obligation by a Participant to the Company, Subsidiary, or Affiliate shall vest in full and be free of restrictions related to the vesting of such Awards.  The treatment of any other Awards shall be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

(b)           Except to the extent subparagraph (a) applies, or a Replacement Award is provided to the Participant pursuant to Section 16.2, the Committee may, in its sole discretion, determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share of Common Stock subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share of Common Stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of Shares of Common Stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefor.

16.2    Replacement Awards.  An Award shall meet the conditions of this Section 16.2 (and hence qualify as a Replacement Award) if: (i) it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion; (ii) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control; and (iii) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control).  Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied.  The determination of whether the conditions of this Section 16.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

16.3    Termination of Employment.  Except as may otherwise be provided in the Award Agreement, upon a termination of employment other than for Cause, of a Participant; occurring in connection with or during the period of two (2) years after a Change of Control, (i) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all Stock Options and Stock Appreciation Rights held by the Participant immediately before the termination of employment that the Participant held as of the date of the Change of Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following such termination or until the expiration of the stated term of such Stock Option or SAR, whichever period is shorter; provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

Article 17.   Amendment, Modification, Suspension, and Termination

17.1    Amendment, Modification, Suspension, and Termination.  Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, (i) without the prior approval of the Company’s shareholders and except as provided in Section 4.3, Options or SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, (ii) any amendment of the Plan must comply with the rules of the NASDAQ, and (iii) no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

17.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

17.3    Awards Previously Granted.  Notwithstanding any other provision of this Plan to the contrary (other than Section 17.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

17.4    Amendment to Conform to Law.  Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.  By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 17.4 to any Award granted under the Plan without further consideration or action.

Article 18.   Withholding

18.1    Tax Withholding.  The Company shall have the power and the right to deduct or withhold from any amounts due and owing to the Participant, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

18.2    Share Withholding.  With respect to withholding required upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, the Committee may establish provisions in the applicable Award Agreements to satisfy the withholding requirement, in whole or in part, by having the Company withhold whole Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax withholding that could be imposed on the transaction.

Article 19.   Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20.   General Provisions

20.1    Forfeiture Events.

(a)
The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, but shall not be limited to, circumstances or events provided for under applicable securities laws, rules or statutes, termination of employment for Cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

(c)	The Company shall also comply with any required reimbursement or clawback rules issued in final form by the United States Securities and Exchange Commission or other applicable agency.

20.2    Legend.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.3    Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.4    Severability.  In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.5    Requirements of Law.  The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.6    Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)
Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.7    Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.8    Investment Representations.  The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.9    Employees Based Outside of the United States.  Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;

(d)
Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.  Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

20.10   Uncertificated Shares.  To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.11   Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan.  Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual.  To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be.  All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

20.12   No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award.  The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.13   Retirement and Welfare Plans.  Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee annual incentive awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

20.14   Deferred Compensation.  If any Award would be considered deferred compensation as defined under Code Section 409A and if this Plan fails to meet the requirements of Code Section 409A with respect to such Award, then such Award shall be null and void.  However, the Committee may permit deferrals of compensation pursuant to the terms of a Participant’s Award Agreement, a separate plan or a subplan which meets the requirements of Code Section 409A and any related guidance.  Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration or delay of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

20.15   Nonexclusivity of this Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.16   No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

20.17   Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Illinois, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.  Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the Northern District of Illinois, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

20.18   Section 162(m).  It is the intention of the Company that, unless otherwise provided by the Committee, awards determined in accordance with this Plan shall be excluded from the deduction limitations contained in Section 162(m).  Therefore, if any Plan provision is found not to be in compliance with the “performance-based” compensation exception contained in Section 162(m), that provision shall be deemed amended so that the Plan does so comply to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the “performance-based” compensation exception contained in Section 162(m).

As evidence of its adoption of the Plan, the Company has caused this document to be executed by its duly authorized officer the ____ day of ______________, 2015.

LIFEWAY FOODS, INC.

By:     ________________________________
Name:

Title:

LIFEWAY FOODS, INC.
ATTN: ED SMOLYANSKI
6431 W. OAKTON ST.
MORTON GROVE, IL 60053

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Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Renzo Bernardi 02 Paul Lee 03 Mariano Lozano 04 Jason Scher 05 Pol Sikar
06 Julie Smolyansky 07 Ludmilla Smolyansky

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

02 0000000000

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000257776_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

LIFEWAY FOODS, INC.
Annual Meeting of Shareholders
December 14, 2015 2:00 PM
This proxy is solicited by the Board of Directors

The undersigned, revoking all prior proxies, hereby constitues and appoints Ludmila Smolyansky or Julie Smolyansky, true and lawful agents and proxies with full power of substitution in each, to attend the Annual Meeting of Stockholders of Lifeway Foods, Inc. to be held at the Holiday Inn, 5300 W. Touhy Avenue, Skokie, Illinoise at 2:00 p.m. local time, on December 14, 2015, and at any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSAL 2 and 3. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

0000257776_2 R1.0.0.51160

Continued and to be signed on reverse side